Exhibit 10.12

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUBJECT TO SECTION 6 BELOW, AND EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT, NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE [             ] SHARES OF SERIES 3 PREFERRED STOCK

[            ], 2014

THIS CERTIFIES THAT, for value received, [WARRANT HOLDER] (“Holder”) is entitled to subscribe for and purchase up to such number of fully paid and nonassessable shares of Series 3 Preferred Stock of Cardiva Medical, Inc., a Delaware corporation (“Company”), as is equal to the Warrant Share Amount (as hereinafter defined) at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Preferred Stock” shall mean Company’s presently authorized Series 3 Preferred Stock, $0.001 par value per share, and any stock into which such Series 3 Preferred Stock may hereafter be converted or exchanged, and the term “Warrant Shares” shall mean the shares of Preferred Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Preferred Stock may hereafter be converted or exchanged.

1. Warrant Share Amount and Warrant Price. The “Warrant Share Amount” means such whole number (with any fractions rounded up) as is equal to the quotient of(a) the product of (i) the original principal amount of the Term Loan A (as defined in the Loan and Security Agreement dated as of July 24, 2014, among General Electric Capital Corporation, as Agent, the Lenders (as defined therein), and Company, as Borrower and the other entities or persons from time to time party thereto as Guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”)) made by Holder or its affiliates pursuant to the terms of the Loan Agreement, multiplied by (ii) one and two tenths percent (1.2%), divided by (b) the Warrant Price. The “Warrant Price” shall be one and 25/100 dollars ($1.25) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. (New York City time) on the tenth anniversary of the date of this Warrant (the “Expiration Date”).

3. Method of Exercise or Conversion; Payment; Issuance of Shares: Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 19 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X=Y	(A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (including any Warrant Shares surrendered to the Company in payment of the aggregate Warrant Price) (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Preferred Stock shall mean:

(i) In the event of an exercise in connection with the initial underwritten public offering of shares of common stock of the Company (“Common Stock”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

(ii) The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, or the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

(iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iv) In any other instance, the value as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of Section 3(c)(iii) or 3(c)(iv) above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock. The Board of Directors will also certify to Holder that, in the event of Section 3(c)(iii) above, this per share Fair Market Value is equal to the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction and, in the event of Section 3(c)(iv) above, the Board of Directors has not made any other determinations of the Fair Market Value for any other holders of the Company’s Preferred Stock that are inconsistent with the determination for purposes of this Warrant and will not make such an inconsistent determination thereafter in the absence of any events that later materially affect the value of the Company’s Preferred Stock. Such certifications must be made to Holder, in the event of Section 3(c)(iii) above, at least ten (10) business days prior to the proposed effective date of the merger, acquisition or other consolidation, and in the event of Section 3(c)(iv), promptly after exercise of this Warrant.

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation (including, without limitation, pursuant to Section 3(e)(ii)) if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e) Treatment of Warrant Upon Acquisition of Company.

(i) Certain Definitions. For the purpose of this Warrant: “Acquisition” means any sale, license, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable. Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder.

(ii) Acquisition for Cash. Holder agrees that, in the event of an Acquisition in which the sole consideration is cash or Marketable Securities (as hereinafter defined), this Warrant shall be automatically exercised (or terminate) as provided in Section 3(d) on and as of the closing of such Acquisition to the extent not previously exercised. For purposes of this Section 3(e), “Marketable Securities” shall mean securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing pf such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

(iii) Asset Sale. In the event of an Acquisition that is an arm’s length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale.

(iv) Assumption of Warrant. Upon the closing of any Acquisition other than as particularly described in Section 3(e)(ii) or 3(e)(iii) above, Company shall, unless Holder requests otherwise, cause the surviving or successor entity to assume this Warrant and the obligations of Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

4. Representations and Warranties of Holder and Company.

(a) Representations and Warranties by Holder. Holder represents and warrants to Company as of the date hereof with respect to this Warrant as follows:

(i) Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii) Resale. Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii) Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv) Accredited Investor. Holder is an “accredited investor’’ within the meaning of Regulation D promulgated under the Act.

(v) Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

(i) Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as currently conducted.

(ii) Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant.

(iii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms except as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(iv) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein, in the Rights Agreement and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise or conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, under the Rights Agreement and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances not previously waived except as specifically set forth in Company’s Certificate of Incorporation (“Certificate of Incorporation”) or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(v) No Conflict. The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi) Capitalization. The capitalization table of Company attached hereto as Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company. Company has reserved [_____] shares of Common Stock for issuance upon conversion of the Preferred Stock.

(vii) Warrant Price. The Warrant Price is no greater than the lowest price at which Company has issued Series 3 Preferred Stock to an unrelated third party for cash proceeds in an arm’s length transaction.

5. Legends.

(a) Legend. Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT OF 1933, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (“SEC”) reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6. Transfers of Warrant. In connection with any transfer by Holder of this Warrant, Company may require the transferee to provide Company with the written representations and warranties set forth in Section 4(a) of this Warrant, may require that the transferee agree to be bound by the provisions of Section 18 of this Warrant, and may require a legal opinion, in form and substance—satisfactory to Company and its counsel, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that Company shall not require an opinion of counsel if the transfer is to an affiliate of Holder. Following any transfer of this Warrant, at the request of either Company or the transferee, the transferee shall surrender this Warrant to Company in exchange for a new warrant of like tenor and date, executed by Company. Upon any partial transfer, Company will also execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred. Subject to the foregoing, this Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Preferred Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Preferred Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Preferred Stock payable in Preferred Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Preferred Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(e) Adjustment for Dilutive Issuance. The Warrant Price and the number of Warrant Shares issuable upon exercise of this Warrant or, if the Warrant Shares are Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Warrant Shares shall be subject to adjustment from time to time in the manner set forth in Company’s Certificate of Incorporation as if the Warrant Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Warrant Shares in Company’s Certificate of Incorporation relating to the above in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

(f) Adjustment for Pay-to-Play Transaction. In the event that the Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Preferred Stock, or the reclassification,- conversion or exchange of the Preferred Stock, on account of the failure of a holder of the Preferred Stock to participate in an equity financing transaction (a “Pay-to-Play Provision”), such Pay-to-Play Provision shall not apply to the Holder with respect to any portion of this Warrant not yet converted or exercised and any portion of this Warrant not yet converted or exercised shall remain exercisable for the same number and type of shares of equity securities for which it was exercisable immediately prior to such equity financing transaction.

8. Notice of Adjustments: Redemption. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and within thirty (30) days of such adjustment shall cause copies of such certificate to be delivered to Holder in accordance with Section 18 hereof.

9. Financial and Other Reports.

(a) Financial Statements. From time to time up to the earlier of the Expiration Date or the complete exercise or conversion of this Warrant, Company shall furnish to Holder, (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form reasonably acceptable to Holder and certified by Company’s president, chief executive officer or chief financial officer and (ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Holder, which report shall contain an unqualified opinion stating that such audited financial statements fairly present in all material respects the financial position of Company and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern and without any similar qualification. All such financial statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments).

(b) Capitalization Table. Within 30 days of the end of each calendar quarter, if the Company is a private company, Company shall also deliver to Holder an updated capitalization table of Company in the form attached hereto as Annex A.

10. Registration Rights. Upon request of Holder, Company shall use commercially reasonable efforts to grant to Holder piggyback registration rights for the Warrant Shares to the extent that such registration rights have been granted to holders of the Preferred Stock, subject to any reasonable and customary requests of the Company, including agreement by Holder to be bound, as a “Holder” by that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of February 7, 2014, by and among the Company and certain of the Company’s stockholders, as the same may be amended from time to time in accordance with its terms (the “Rights Agreement”). Such registration rights shall be on terms no less favorable to Holder than the piggyback registration rights granted to holders of the Preferred Stock.

11. No Fractional Shares. No fractional share of Preferred Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Preferred Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

13. No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

14. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

17. No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment; provided, however, that notwithstanding the foregoing, nothing in this Section 17 shall restrict or impair Company’s right to effect any changes to the rights, preferences, privileges or restrictions associated with the Warrant Shares in the same manner as such rights, privileges or restrictions associated with the same series of stock as the Warrant Shares are changed or to authorize or issue shares of Company’s capital stock that are on parity with, or senior to, the Warrant Shares with respect to liquidation, dividend, redemption and other rights.

18. Market Stand-Off Agreement. Holder shall not sell, dispose, transfer, make any short sale, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by Holder (other than those included in the registration), for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days or such longer period that the Company shall reasonably request in order to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(1)(4) or NYSE Rule 472(0)(4), as applicable, (or any successor rules or amendments thereto) following the effective date of a registration statement for the Company’s initial public offering filed under the Act); provided that the restrictions of this Section 18 (i) shall apply only to the Company’s initial public offering; (ii) shall not apply to transfers to Holder’s Affiliates provided that such Affiliates agree to be bound by this Section 18; (iii) shall not apply to transfers of Holder’s securities of the Company prior to the time the initial public offering price range is first filed by the Company with the Securities and Exchange Commission in the preliminary prospectus; (iv) shall not apply to securities of the Company purchased in the initial public offering or in the public market for the Company’s securities following the initial public offering; (v) shall only apply in the event that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (each, an “Other Holder’’) are subject to restrictions regarding their Company securities no less restrictive than those contained herein; and (vi) in the event that any Other Holder is released, in whole or in part, from such agreement or restriction referred to in clause (v) above (whether or not such release is contemplated at the time of the offering) or if any such agreement or restrictions are terminated, then Holder shall be concurrently released on a pro rata basis (based on the number of shares being so released and the total number of shares held by such person). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period specified above.

19. Addresses. All notices or other communications given in connection with this Warrant shall be in writing, shall be addressed to the parties at their respective addresses set forth below (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 18), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the next business day after being sent by a nationally-recognized overnight courier, or (c) on the fourth business day after being sent by registered or certified mail, return receipt requested and postage prepaid.

If to Company:	Cardiva Medical, Inc.
888 W. Maude Ave.,
Sunnyvale, CA 94085
Attn: Chief Executive Officer

With copies, which shall not constitute notice, to:

Michael W. Hall
Latham & Watkins, LLP
140 Scott Drive, Menlo Park, CA 94025

If to Holder:

East West Bank
2350 Mission College Blvd., Suite 988
Santa Clara, CA 95054

20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

21. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

CARDIVA MEDICAL, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To:

Cardiva Medical, Inc.

888 W. Maude Ave.,

Sunnyvale, CA 94085

Attn: Chief Executive Officer

1.

The undersigned Warrantholder (“Holder’’) elects to acquire shares of the Series 3 Preferred Stock (the “Preferred Stock”) of Cardiva Medical, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated July 24, 2014 (the “Warrant”).

2.	Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase ____________ shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $____________ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder hereby restates each of the representations set forth in Section 4(a) of the Warrant as of the date hereof.

Please issue a certificate representing the shares of the Preferred Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[NAME OF HOLDER]

By:
Name:
Title: Duly Authorized Signatory

Date: ____________20__

ANNEX A

CAPITALIZATION TABLE

[SEE ATTACHED]

Cardiva Medical, Inc.

Fully Diluted Capitalization Table - Summary

As of 7/22/2014

	CSE Shares*	Total Fully Diluted Shares
COMMON STOCK (Authorized: 60,000,000)
Issued and Outstanding	2,158,188	2,158,188
PREFERRED STOCK (Authorized: 40,000,000)
SERIES A Preferred Stock (Authorized: 0)	0
SERIES B Preferred Stock (Authorized: 0)	0
SERIES C Preferred Stock (Authorized: 0)	0
SERIES D Preferred Stock (Authorized: 0)	0
SERIES I Preferred Stock (Authorized: 0)	0
SERIES IA Preferred Stock (Authorized: 0)	0
SERIES 1B Preferred Stock (Authorized: 0)	0
SERIES 2 Preferred Stock (Authorized: 0)	0
SERIES 3 Preferred Stock (Authorized: 40,000,000)	22,921,201	22,921,201

WARRANTS
COMMON Stock	448,895
SERIES 3 Preferred Stock	23,689	472,584

2002 SOP (Reserved: 32,092)
Shares Issuable Under Plan:
Options and/or SPRs Issued and Outstanding	395
Options and/or SPRs Committed for Issuance	0
Shares Remaining for Issuance Under Plan	0	395

Reserved in Plan	32,092
Options and/or SPRs Exercised	(33,069)
Repurchases	1,518
2014 EIP (Reserved: 4,689,985)
Shares Issuable Under Plan:
Options and/or SPRs Issued and Outstanding	456,875
Options and/or SPRs Committed for Issuance	0
Shares Remaining for Issuance Under Plan	2,081,235	2,538,110

Reserved in Plan	4,689,985
Options and/or SPRs Exercised	(2,151,875)

Total shares issued & outstanding, including shares committed for issuance and employee reserves, assuming conversion of all convertible securities and exercise of all outstanding options		28,090,478

Cardiva Medical, Inc.

Fully Diluted Capitalization Table - Summary

As of 7/22/2014

Footnote(s):

CSE Shares*	Common Stock Equivalent (CSE) shares reflects the Common Stock issuable for the security type (option, stock, warrant, CPN) after the appropriate conversion ratio is applied with regard to parameters set for aggregation/rounding for each class/series. Reserved reflects Current Reserved Amount; if the option plan has shares pouring in from another plan, this number will change as new shares are poured in from the old plan.

Cardiva Medical, Inc.

Fully Diluted Capitalization Table - Summary

As of 7/22/2014

Fully-Diluted Ownership

	Number of Shares	Percent(%)
Common Stock	2,158,188	7.68
SERIES A Preferred Stock	0	0.00
SERIES B Preferred Stock	0	0.00
SERIES C Preferred Stock	0	0.00
SERIES D Preferred Stock	0	0.00
SERIES I Preferred Stock	0	0.00
SERIES IA Preferred Stock	0	0.00
SERIES 1B Preferred Stock	0	0.00
SERIES 2 Preferred Stock	0	0.00
SERIES 3 Preferred Stock	22,921,201	81.60
COMMON Stock Warrants	448,895	1.60
SERIES 3 Preferred Stock Warrants	23,689	0.08
Options and/or SPRs issued and outstanding under plan - 2002 SOP	395	0.00
Committed for Issuance - 2002 SOP	0	0.00
Unissued Reserve - 2002 SOP	0	0.00
Options and/or SPRs issued and outstanding under plan-2014 EIP	456,875	1.63
Committed for Issuance - 2014 EIP	0	0.00
Unissued Reserve - 2014 EIP	2,081,235	7.41

TOTAL	28,090,478	100.00

The following Stock Split(s) have occurred:

04/25/2011    1:50 Reverse

As applicable, the shares and prices have been restated accordingly.